UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2013 (October 15, 2013)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Boulevard, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2013, Overland Storage, Inc. (the “Company”) entered into a Fourth Amendment to Lease Agreement (the “Amendment”) by and between the Company and Overtape (CA) QRS 15-14, Inc. (the “Landlord”), which amends the lease for the Company’s corporate headquarters in San Diego, California (the “Lease”). Under the terms of the Amendment, the Company has, among other things: (i) extended the expiration date of the Lease from February 28, 2014 to March 31, 2019; (ii) reduced the rentable square footage under the Lease from approximately 91,300 square feet (the “Original Space”) to approximately 51,065 square feet (the “Remaining Space”); (iii) reduced its monthly base rent from $165,102.08 per month to $125,000.00 per month from November 2013 through March 2014, and then to $62,500.00 per month from April 2014 through September 2014, with yearly 3.5% increases thereafter beginning in October 2014, which reductions will result in savings per year (excluding associated reduced utility expenses) of more than $1,200,000 beginning April 2014, as compared to the annualized rent for such facility prior to the Amendment; (iv) reduced its obligation to pay Common Area Expenses and R&D Building Expenses (each as defined in the Amendment and which include, among others, certain costs, expenses and charges associated with managing, maintaining, repairing and operating the Remaining Space and the common area as described in the Amendment and taxes for the rentable square footage) under the Lease in proportion to the reduction in rentable square footage; (v) agreed to pay Common Area Expenses and R&D Building Expenses for that portion of the Original Space vacated by the Company which is not occupied during a calendar year, (vi) obtained the right, subject to certain conditions, to terminate the Lease with respect to the first floor of the Remaining Space (the “First Floor Space”) effective as of October 31, 2015 (the “Early Termination Right”), provided that the Company gives the Landlord written notice of its election to exercise the Early Termination Right on or before April 30, 2015 and (vii) granted the Landlord the right to terminate the Lease with respect to the First Floor Space at any time on or after December 31, 2014 (the “Recapture Right”) upon at least six months’ prior written notice to the Company. If either of the Early Termination Right or the Recapture Right is exercised, the Lease will be automatically amended further to reflect the reduced rentable square footage under the Lease, with corresponding reductions in the monthly base rent, Common Area Expenses and R&D Building Expenses payable by the Company, and, in the case of the exercise of the Early Termination Right, to extend the expiration date of the Lease to March 31, 2020.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending December 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: October 21, 2013		/s/ Kurt L. Kalbfleisch
	By:	Kurt L. Kalbfleisch
Senior Vice President and Chief Financial Officer